FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015
PAGE 1

[FOX CHASE LETTERHEAD]

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 283-2900 Fax (215) 775-1401 NEWS RELEASE

For Immediate Release

Date:	January 26, 2016
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES EARNINGS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2015
(Annual Earnings Increase by 17%)

HATBORO, PA. January 26, 2016 - Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $9.5 million, or $0.85 per diluted share, for the year ended December 31, 2015,  compared to $8.2 million, or $0.71 per diluted share, for the year ended December 31, 2014.  The Company reported net income of $1.8 million, or $0.16 per diluted share, for the quarter ended December 31, 2015 compared to net income of $2.1 million, or $0.19 per diluted share, for the quarter ended December 31, 2014.

2015 results include one-time after-tax core data processing systems conversion-related expenses of $839,000 ($0.08 per share) and after-tax merger-related expenses of $396,000 ($0.03 per share). The fourth quarter 2015 results include one-time after-tax core data processing systems conversion-related expenses of $193,000 ($0.02 per share) and after-tax merger-related expenses of $396,000 ($0.03 per share).

The Company also announced that its Board of Directors declared a cash dividend of $0.28 per outstanding share of common stock.  This quarter’s dividend is comprised of a regular quarterly dividend of $0.14 and a nonrecurring dividend of $0.14 per outstanding common share.  Cumulative dividends paid for 2015 totaled $0.70 per share, which represented 82% of the Company's 2015 net income. The dividend will be paid on February 25, 2016 to stockholders of record as of the close of business on February 11, 2016.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

Commenting on the Company’s performance, Thomas M. Petro, President and Chief Executive Officer stated, “We are pleased with continued improvements in our operating performance, especially in this challenging interest rate environment. In addition, we are excited about our merger with Univest Corporation of Pennsylvania and are moving forward to obtain the necessary approvals to close the transaction in the third quarter of 2016.  We believe this affiliation will create a stronger franchise and provide greater benefits to customers, shareholders and the communities we serve.”

Highlights at and for the year and quarter ended December 31, 2015 included:

•
Total assets were $1.13 billion at December 31, 2015 compared to $1.09 billion at December 31, 2014.  Total loans were $767.7 million at December 31, 2015, an increase of $28.2 million, or 3.8%, from $739.5 million at September 30, 2015, and an increase of $43.4 million, or 6.0%, from $724.3 million at December 31, 2014.

•
Total commercial loans increased $66.0 million, or 10.9%, from $607.5 million at December 31, 2014 to $673.5 million at December 31, 2015 primarily due to increases of $53.8 million in multi-family and commercial real estate loans and $15.9 million in commercial and industrial loans offset by paydowns of $3.7 million in construction loans. Total commercial loans increased $34.4 million, or 5.4%, from $639.1 million at September 30, 2015 to $673.5 million at December 31, 2015 primarily due to increases of $38.6 million in multi-family and commercial real estate loans offset by paydowns of $3.9 million in construction loans.

•
Total average assets were $1.10 billion for the year ended December 31, 2015 compared to $1.08 billion for the year ended December 31, 2014.  Total average commercial loans increased by $52.4 million, or 9.1%, to $628.1 million for the year ended December 31, 2015, compared to $575.7 million for the year ended December 31, 2014.

•	Nonperforming assets decreased to $5.2 million, or 0.46% of total assets, at December 31, 2015 compared to $6.3 million, or 0.57% of total assets, at both September 30, 2015 and December 31, 2014.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

•	Return on average assets was 0.87% for the year ended December 31, 2015 compared to 0.76% for the year ended December 31, 2014.
•
Net interest income increased $622,000, or 1.9%, to $34.1 million for the year ended December 31, 2015, compared to $33.5 million for the year ended December 31, 2014.  The net interest margin was 3.20% for the year ended December 31, 2015, compared to 3.19% for the year ended December 31, 2014.

•
Net interest income increased $156,000, or 1.9%, to $8.4 million for the three months ended December 31, 2015, compared to $8.2 million for the three months ended December 31, 2014.  Net interest income was also $8.4 million for the three months ended September 30, 2015.  The net interest margin was 3.10% for the three months ended December 31, 2015, compared to 3.18% for the three months ended December 31, 2014 and the three months ended September 30, 2015. The decrease in net interest margin during the quarter was primarily due to lower rates on new commercial loans and repricing of certain credits to lower rates given the competitive environment.

•
The Company recorded a credit to the provision for loan losses of $995,000 during the year ended December 31, 2015, compared to a provision for loan losses of $1.9 million for the year ended December 31, 2014.  The credit to the provision was primarily due to $1.2 million of recoveries, during 2015, on previously charged-off loans.  The Company recorded net loan recoveries of $827,000 and net charge-offs of $161,000 for the year and quarter ended December 31, 2015, respectively, compared to net charge-offs of $2.7 million and $720,000, respectively, for the year and quarter ended December 31, 2014.  The charge-offs in the quarter ended December 31, 2015 were primarily related to one residential mortgage loan.  There were no commercial loan charge-offs.

•
The allowance for loan losses was $10.6 million, or 1.36% of total loans at December 31, 2015, compared to $10.6 million, or 1.42% of total loans at September 30, 2015 and $10.7 million or 1.46% of total loans at December 31, 2014.

•
Noninterest income increased $440,000 to $2.7 million for the year ended December 31, 2015, compared to $2.3 million for the year ended December 31, 2014, primarily due to an increase of $181,000 in income on bank-owned life insurance as the Bank purchased $10.0 million of bank-owned life insurance in the third quarter of 2015, an increase of $131,000 in equity in earnings of affiliate due to higher mortgage volumes and an increase of $104,000 in other noninterest income primarily due to increased cash management fees.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

•
Noninterest expense increased $2.0 million, or 9.0%, to $24.2 million for the year ended December 31, 2015, compared to $22.2 million for the year ended December 31, 2014. This increase was primarily due to the Company incurring $1.8 million (pre-tax) of one-time costs, of which $1.3 million related to the core data processing systems conversion and $487,000 related to the previously announced merger with Univest Corporation of Pennsylvania (NASDAQ: UVSP, “Univest”).  For the year ended December 31, 2015, pre-tax system conversion and merger related costs are captured in the following noninterest expense categories:  Salary, benefits and other compensation ($149,000), data processing costs ($632,000), professional fees ($883,000) and other ($94,000).

•
Excluding the one-time core data processing systems costs and merger-related costs noted in the above paragraph, noninterest expense increased $244,000, or 1.1%, to $22.5 million for the year ended December 31, 2015 from $22.2 million for the year ended December 31, 2014.

•
Noninterest expense increased $766,000, or 13.6%, to $6.4 million for the three months ended December 31, 2015, compared to $5.6 million for the three months ended December 31, 2014. This increase was due to the Company incurring $779,000 (pre-tax) of one-time costs, of which $292,000 related to the core data processing systems conversion and $487,000 related to the previously announced merger with Univest. For the three months ended December 31, 2015, pre-tax system conversion and merger related costs are captured in the following noninterest expense categories:  Salary, benefits and other compensation ($43,000), data processing costs ($134,000), professional fees ($587,000) and other ($15,000).

•
The efficiency ratio was 65.4% and 69.9% for the year and quarter ended December 31, 2015, respectively, compared to 61.2% and 63.3% for the year and quarter ended December 31, 2014, respectively. Excluding the previously discussed one-time core data processing systems conversion and merger related costs, the efficiency ratio was 60.6% and 61.4% for the year and quarter ended December 31, 2015, respectively.

•	Income tax provision for the year ended December 31, 2015 includes the reversal of an $182,000 valuation allowance on certain state deferred tax assets, which occurred during the three months ended March 31, 2015. The effective income tax rate for the year ended December 31, 2015 was 29.9%. Excluding this reversal, the effective income tax rate for the year ended December 31, 2015 was 31.2%, compared to 29.4% for the year ended December 31, 2014.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

On December 8, 2015, Univest and the Company announced the signing of a definitive agreement and plan of merger under which Univest will acquire the Company through the merger of the Company with and into Univest, with Univest surviving the merger, in a cash and stock transaction for total consideration valued at approximately $244.3 million.  Subject to the satisfaction or waiver of the closing conditions contained in the merger agreement, including the approval of the merger agreement by the Company’s shareholders and the receipt of required regulatory approvals, Univest and the Company expect that the merger will be completed during the third quarter of 2016. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and nine branch offices in Bucks, Montgomery, Chester and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)	(Audited)
INTEREST INCOME
Interest and fees on loans	$8,288	$8,085	$33,061	$32,700
Interest and dividends on investment securities	1,650	1,750	6,987	7,422
Other interest income	15	5	25	7
Total Interest Income	9,953	9,840	40,073	40,129
INTEREST EXPENSE
Deposits	812	761	3,000	3,216
Short-term borrowings	15	27	94	127
Federal Home Loan Bank advances	568	565	2,198	2,288
Other borrowed funds	168	253	665	1,004
Total Interest Expense	1,563	1,606	5,957	6,635
Net Interest Income	8,390	8,234	34,116	33,494
Provision (credit) for loan losses	100	350	(995)	1,943
Net Interest Income after Provision for Loan Losses	8,290	7,884	35,111	31,551
NONINTEREST INCOME
Service charges and other fee income	372	412	1,572	1,604
Net gain (loss) on sale of assets acquired through foreclosure	2	68	(12)	(68)
Income on bank-owned life insurance	217	122	661	480
Equity in earnings of affiliate	78	47	303	172
Other	76	29	209	105

Total Noninterest Income	745	678	2,733	2,293
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,972	3,710	15,470	14,380
Occupancy expense	375	388	1,663	1,709
Furniture and equipment expense	95	90	358	390
Data processing costs	560	396	2,311	1,542
Professional fees	823	331	1,970	1,417
Marketing expense	59	146	192	302
FDIC premiums	125	120	509	571
Assets acquired through foreclosure expense	24	17	247	420
Other	354	423	1,513	1,500
Total Noninterest Expense	6,387	5,621	24,233	22,231
Income Before Income Taxes	2,648	2,941	13,611	11,613
Income tax provision	865	833	4,065	3,418
Net Income	$1,783	$2,108	$9,546	$8,195
Earnings per share:
Basic	$0.16	$0.19	$0.87	$0.73
Diluted	$0.16	$0.19	$0.85	$0.71

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)

	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$3,413	$2,763
Interest-earning demand deposits in other banks	4,385	14,450
Total cash and cash equivalents	7,798	17,213
Investment securities available-for-sale	139,751	134,037
Investment securities held-to-maturity (fair value of $149,850 at
December 31, 2015 and $170,854 at December 31, 2014)	150,190	170,172
Loans, net of allowance for loan losses of $10,562
at December 31, 2015 and $10,730 at December 31, 2014	767,683	724,326
Federal Home Loan Bank stock, at cost	6,734	6,015
Bank-owned life insurance	25,687	15,027
Premises and equipment, net	9,030	9,418
Assets acquired through foreclosure	2,623	2,814
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,145	3,147
Mortgage servicing rights, net	104	111
Deferred tax asset, net	5,142	4,561
Other assets	6,096	6,155
Total Assets	$1,125,603	$1,094,616

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$764,974	$711,909
Short-term borrowings	38,496	50,000
Federal Home Loan Bank advances	110,000	120,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,422	1,447
Accrued interest payable	319	311
Accrued expenses and other liabilities	3,478	5,038
Total Liabilities	948,689	918,705
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at December 31, 2015 and December 31, 2014)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized,
11,767,590 shares outstanding at December 31, 2015
and 11,802,791 shares outstanding at December 31, 2014)	149	147
Additional paid-in capital	142,189	139,177
Treasury stock, at cost (3,141,201 shares at December 31, 2015 and
2,852,572 at December 31, 2014)	(44,468)	(39,698)
Common stock acquired by benefit plans	(6,717)	(8,056)
Retained earnings	86,241	84,225
Accumulated other comprehensive (loss) income, net	(480)	116
Total Stockholders' Equity	176,914	175,911

Total Liabilities and Stockholders' Equity	$1,125,603	$1,094,616

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	December 31,	September 30,	December 31,
	2015	2015	2014
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	15.72%	16.02%	16.07%

Common equity tier 1 capital ratio (to risk-weighted assets) (2)	16.65	16.93	N/A
Tier 1 leverage ratio (to adjusted average assets) (2)	13.52	13.64	13.99
Tier 1 capital ratio (to risk-weighted assets) (2)	16.65	16.93	18.97
Total capital ratio (to risk-weighted assets) (2)	17.63	17.95	20.02

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$2,534	$3,446	$3,454
Accruing loans past due 90 days or more	-	-	-
Total nonperforming loans	$2,534	$3,446	$3,454
Assets acquired through foreclosure	2,623	2,815	2,814
Total nonperforming assets	$5,157	$6,261	$6,268

Ratio of nonperforming loans to total loans	0.33%	0.46%	0.47%
Ratio of nonperforming assets to total assets	0.46	0.57	0.57
Ratio of allowance for loan losses to total loans	1.36	1.42	1.46
Ratio of allowance for loan losses to nonperforming loans	416.8	308.3	310.7
Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings (3)	$1,122	$1,123	$1,401
Accruing troubled debt restructurings	6,440	5,971	3,624
Total troubled debt restructurings	$7,562	$7,094	$5,025

Past Due Loans:
30 - 59 days	$1,021	$541	$113
60 - 89 days	685	179	145
Total	$1,706	$720	$258

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2) Represents regulatory capital ratios of Fox Chase Bank.
(3) Nonaccruing troubled debt restructurings are included in total nonaccruing loans above.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
PERFORMANCE RATIOS (4):
Return on average assets	0.64%	0.85%	0.79%
Return on average equity	4.03	5.32	4.76
Net interest margin	3.10	3.18	3.18
Efficiency ratio (5)	69.9	65.1	63.3
Efficiency ratio (excludes one-time costs) (6)	61.4	59.6	63.3
OTHER:
Average commercial loans	$644,403	$621,942	$571,875
Tangible book value per share - Core (7)	$15.07	$15.15	$14.89
Tangible book value per share (8)	$15.03	$15.18	$14.90
Employees (full-time equivalents)	134	138	138

	At or for the Twelve Months Ended
	December 31,	December 31,
	2015	2014
PERFORMANCE RATIOS:
Average commercial loans	$628,099	$575,727
Return on average assets	0.87%	0.76%
Return on average equity	5.43	4.63
Net interest margin	3.20	3.19
Efficiency ratio (5)	65.4	61.2
Efficiency ratio (excludes one-time costs) (6)	60.6	61.2

(4)	Annualized
(5)
 Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6)
Same as (5) except noninterest expense in this ratio excludes costs related to the core data processing systems conversion and the previously announced merger with Univest Corporation.  Such costs were $779,000, $502,000 and $0 for the three months ended December 31, 2015, September 2015 and December 2014, respectively.  Such costs were $1.8 million and $0 for the twelve months ended December 31, 2015 and December 31, 2014, respectively.

(7)
Total stockholders’ equity, excluding the impact of accumulated other comprehensive (loss) gain, net ($(480,000) at December 31, 2015, $384,000 at September 30, 2015 and $116,000 at December 31, 2014) divided by total shares outstanding.

(8)	Total stockholders’ equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended December 31,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$26,625	$15	0.23%	$12,883	$5	0.14%
Investment securities	298,284	1,650	2.21%	314,172	1,750	2.23%
Loans (1)	752,744	8,288	4.37%	703,052	8,085	4.57%
Allowance for loan losses	(10,605)			(11,133)
Net loans	742,139	8,288		691,919	8,085
Total interest-earning assets	1,067,048	9,953	3.71%	1,018,974	9,840	3.84%
Noninterest-earning assets	53,523			43,137
Total assets	$1,120,571			$1,062,111
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$586,944	$812	0.55%	$546,781	$761	0.55%
Borrowings	154,865	751	1.93%	194,498	845	1.73%
Total interest-bearing liabilities	741,809	1,563	0.84%	741,279	1,606	0.86%
Noninterest-bearing deposits	197,711			135,746
Other noninterest-bearing liabilities	4,292			7,962
Total liabilities	943,812			884,987
Stockholders' equity	176,601			177,126
Accumulated comprehensive income	158			(2)
Total stockholders' equity	176,759			177,124
Total liabilities and stockholders' equity	$1,120,571			$1,062,111

Net interest income		$8,390			$8,234
Interest rate spread			2.87%			2.98%
Net interest margin			3.10%			3.18%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended
	December 31, 2015			September 30, 2015
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$26,625	$15	0.23%	$10,586	$4	0.16%
Investment securities	298,284	1,650	2.21%	304,386	1,659	2.18%
Loans (1)	752,744	8,288	4.37%	735,872	8,243	4.45%
Allowance for loan losses	(10,605)			(10,731)
Net loans	742,139	8,288		725,141	8,243
Total interest-earning assets	1,067,048	9,953	3.71%	1,040,113	9,906	3.79%
Noninterest-earning assets	53,523			51,792
Total assets	$1,120,571			$1,091,905
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$586,944	$812	0.55%	$572,028	$745	0.52%
Borrowings	154,865	751	1.93%	170,923	760	1.76%
Total interest-bearing liabilities	741,809	1,563	0.84%	742,951	1,505	0.80%
Noninterest-bearing deposits	197,711			168,357
Other noninterest-bearing liabilities	4,292			5,505
Total liabilities	943,812			916,813
Stockholders' equity	176,601			175,047
Accumulated comprehensive income	158			45
Total stockholders' equity	176,759			175,092
Total liabilities and stockholders' equity	$1,120,571			$1,091,905

Net interest income		$8,390			$8,401
Interest rate spread			2.87%			2.99%
Net interest margin			3.10%			3.18%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	4th QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Twelve Months Ended December 31,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$14,762	$25	0.17%	$8,316	$7	0.08%
Investment securities	305,826	6,987	2.28%	326,201	7,422	2.28%
Loans (1)	745,154	33,061	4.44%	715,673	32,700	4.57%
Allowance for loan losses	(11,008)			(11,458)
Net loans	734,146	33,061		704,215	32,700
Total interest-earning assets	1,054,734	40,073	3.80%	1,038,732	40,129	3.86%
Noninterest-earning assets	47,604			44,156
Total assets	$1,102,338			$1,082,888
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$572,832	$3,000	0.52%	$558,194	$3,216	0.58%
Borrowings	168,012	2,957	1.76%	214,980	3,419	1.59%
Total interest-bearing liabilities	740,844	5,957	0.80%	773,174	6,635	0.86%
Noninterest-bearing deposits	179,920			125,264
Other noninterest-bearing liabilities	5,898			7,569
Total liabilities	926,662			906,007
Stockholders' equity	175,351			178,068
Accumulated comprehensive income	325			(1,187)
Total stockholders' equity	175,676			176,881
Total liabilities and stockholders' equity	$1,102,338			$1,082,888

Net interest income		$34,116			$33,494
Interest rate spread			3.00%			3.00%
Net interest margin			3.20%			3.19%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

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